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                                   EXHIBIT 21

                           CNB FINANCIAL CORPORATION

                 Form 10-K For The Year Ended December 31, 2002

                         Subsidiaries of the Registrant

                                           Jurisdiction of Incorporation
          Name                                    or Organization
--------------------------                 -----------------------------
County National Bank                       National Banking Association
                                           Incorporated in Pennsylvania

CNB Investment Corporation                 Investment Holding Company
                                           Incorporated in Delaware

County Reinsurance Company                 Reinsurance Company
                                           Incorporated in Arizona